Exhibit 99.(h)(10)(A)

December 15, 2023

American Beacon Funds (the “Trust”)

220 East Las Colinas Blvd., Suite 1200

Irving, TX 75039

Re: Fee Waiver/Expense Reimbursement

Ladies and Gentlemen:

American Beacon Advisors, Inc. (“AmBeacon”) notifies you that, for the funds listed in Attachment A to this letter (the “Funds”), it will waive its management fee and/or reimburse expenses of the Fund, to the extent necessary so that expenses of the Fund, exclusive of taxes, interest, brokerage commissions, acquired fund fees and expenses, securities lending fees, expenses associated with securities sold short, litigation, and other extraordinary expenses, do not exceed the annual rates listed on Attachment A.

During the period until the expiration date of each expense limitation in Attachment A, the related expense limitation arrangements for each of the Funds may only be modified by mutual agreement of the parties that, with respect to the Trust, includes a majority vote of the “non-interested” Trustees of the Trust. For a period of up to three years following AmBeacon’s contractual fee waiver or reimbursement, AmBeacon may be reimbursed by a Fund if reimbursement does not cause the expenses of the Fund exclusive of taxes, interest, brokerage commissions, acquired fund fees and expenses, securities lending fees, expenses associated with securities sold short, litigation, and other extraordinary expenses, to exceed the lesser of the contractual percentage limit in effect at the time of the waiver/reimbursement or the time of the recoupment.

We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the Fund with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

Respectfully,

American Beacon Advisors, Inc.

By:	/s/ Melinda G. Heika
Name:	Melinda G. Heika
Title:	Sr. Vice President

Agreed and Accepted on behalf of the Trust

By:	/s/ Sonia L. Bates
Name:	Sonia L. Bates
Title:	Treasurer

A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of each Fund.

Attachment A

American Beacon Funds

		Annual
		Expense %	Effective
Fund	Class	Limit (Cap)	Date	Expiration
ARK Transformational Innovation	R5	0.99	12/15/2023	12/31/2025
ARK Transformational Innovation	Y	1.08	12/15/2023	12/31/2025
ARK Transformational Innovation	Investor	1.32	12/15/2023	12/31/2025
ARK Transformational Innovation	A	1.34	12/15/2023	12/31/2025
ARK Transformational Innovation	C	2.10	12/15/2023	12/31/2025
ARK Transformational Innovation	R6	0.99	12/15/2023	12/31/2025
TwentyFour Strategic Income	R5	0.72	12/15/2023	12/31/2025
TwentyFour Strategic Income	Y	0.80	12/15/2023	12/31/2025
TwentyFour Strategic Income	Investor	1.09	12/15/2023	12/31/2025
TwentyFour Strategic Income	A	1.00	12/15/2023	12/31/2025
TwentyFour Strategic Income	C	1.79	12/15/2023	12/31/2025
Shapiro Equity Opportunities	R5	0.79	12/15/2023	12/31/2025
Shapiro Equity Opportunities	Y	0.89	12/15/2023	12/31/2025
Shapiro Equity Opportunities	Investor	1.06	12/15/2023	12/31/2025
Shapiro Equity Opportunities	A	1.06	12/15/2023	12/31/2025
Shapiro Equity Opportunities	C	1.81	12/15/2023	12/31/2025
Shapiro SMID Cap Equity	R5	0.89	12/15/2023	12/31/2025
Shapiro SMID Cap Equity	Y	0.96	12/15/2023	12/31/2025
Shapiro SMID Cap Equity	Investor	1.17	12/15/2023	12/31/2025
Shapiro SMID Cap Equity	A	1.25	12/15/2023	12/31/2025
Shapiro SMID Cap Equity	C	2.01	12/15/2023	12/31/2025
Shapiro SMID Cap Equity	R6	0.89	12/15/2023	12/31/2025
TwentyFour Sustainable Short Term Bond	R6	0.47	12/15/2023	12/31/2025
TwentyFour Sustainable Short Term Bond	Y	0.57	12/15/2023	12/31/2025
TwentyFour Sustainable Short Term Bond	A	0.87	12/15/2023	12/31/2025
TwentyFour Sustainable Short Term Bond	C	1.48	12/15/2023	12/31/2025
SSI Alternative Income	R5	0.92	12/15/2023	12/31/2025
SSI Alternative Income	Y	0.99	12/15/2023	12/31/2025
SSI Alternative Income	Investor	1.24	12/15/2023	12/31/2025
Garcia Hamilton Qlty Bond	R5	0.45	12/15/2023	12/31/2025
Garcia Hamilton Qlty Bond	R6	0.41	12/15/2023	12/31/2025
Garcia Hamilton Qlty Bond	Y	0.51	12/15/2023	12/31/2025
Garcia Hamilton Qlty Bond	Investor	0.83	12/15/2023	12/31/2025

		Annual
		Expense %	Effective
Fund	Class	Limit (Cap)	Date	Expiration
International Equity	R6	0.69	12/15/2023	12/31/2025
EAM International Small Cap	R5	0.89	12/15/2023	12/31/2025
Bridgeway Large Cap Growth	R5	0.80	12/15/2023	12/31/2025
Bridgeway Large Cap Growth	Y	0.83	12/15/2023	12/31/2025
Bridgeway Large Cap Growth	Investor	1.12	12/15/2023	12/31/2025
Bridgeway Large Cap Growth	A	1.09	12/15/2023	12/31/2025
Bridgeway Large Cap Growth	C	1.83	12/15/2023	12/31/2025
Bridgeway Large Cap Growth	R6	0.77	12/15/2023	12/31/2025
Stephens Small Cap Growth	R5	0.99	12/15/2023	12/31/2025
Stephens Small Cap Growth	Y	1.05	12/15/2023	12/31/2025
Stephens Small Cap Growth	Investor	1.27	12/15/2023	12/31/2025
Stephens Small Cap Growth	A	1.28	12/15/2023	12/31/2025
Stephens Small Cap Growth	C	2.06	12/15/2023	12/31/2025
Stephens Small Cap Growth	R6	0.96	12/15/2023	12/31/2025
Stephens Mid-Cap Growth	R5	0.89	12/15/2023	12/31/2025
Stephens Mid-Cap Growth	Y	0.95	12/15/2023	12/31/2025
Stephens Mid-Cap Growth	Investor	1.15	12/15/2023	12/31/2025
Stephens Mid-Cap Growth	A	1.20	12/15/2023	12/31/2025
Stephens Mid-Cap Growth	C	1.94	12/15/2023	12/31/2025
Stephens Mid-Cap Growth	R6	0.88	12/15/2023	12/31/2025
AHL TargetRisk	R5	1.04	12/15/2023	12/31/2025
AHL TargetRisk Core	Y	1.00	12/15/2023	12/31/2025
AHL TargetRisk Core	A	1.25	12/15/2023	12/31/2025
AHL TargetRisk Core	C	2.00	12/15/2023	12/31/2025
AHL TargetRisk Core	R6	0.99	12/15/2023	12/31/2025
NIS Core Plus Bond	Y	0.53	12/15/2023	12/31/2025
NIS Core Plus Bond	A	0.78	12/15/2023	12/31/2025
NIS Core Plus Bond	C	1.53	12/15/2023	12/31/2025
NIS Core Plus Bond	R6	0.43	12/15/2023	12/31/2025